Exhibit 10.67

MARSH & MCLENNAN COMPANIES,
INC. CONFIDENTIALITY AGREEMENT

In consideration of my (a) employment by Marsh & McLennan Companies, Inc. (the “Company”), (b) participation in any bonus compensation plan of the Company, as required under such plan, and (c) my access to Confidential Information and Trade Secrets belonging to the Company. I hereby agree to be bound by this Confidentiality Agreement and the Non-Solicitation Agreement executed simultaneously by me as follows:

1.	Acknowledgment of Confidential Nature of Work

I understand and acknowledge that:

(i)as an employee of the Company I will learn or have access to, or may assist in the development of, highly confidential and sensitive information and trade secrets about the Company, its operations and its clients; and

(ii)providing the Company's clients with appropriate assurances that their confidences will be protected is crucial to the Company's ability to obtain clients, maintain good client relations, and conform to contractual obligations.

2.	Definition of “Confidential Information and Trade Secrets,” “Intellectual Property” and “Copyrightable Work”

For the purposes of this Agreement, “Confidential Information and Trade Secrets,” “Intellectual Property,” and “Copyrightable Works” shall have the meanings ascribed to such terms in Schedule 1 attached hereto.

3.	Nondisclosure of Confidential Information and Trade Secrets

I acknowledge and agree that the Company is engaged in a highly competitive business and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information and Trade Secrets which were developed, compiled and acquired by the Company at its great effort and expense. I further acknowledge and agree that any disclosing, divulging, revealing, or using of any of the Confidential Information and Trade Secrets, other than in connection with the Company's business or as specifically authorized by the Company, will be highly detrimental to the Company and cause it to suffer serious loss of business and pecuniary damage. Accordingly, I agree that I will not, while associated with the Company and for so long thereafter as the pertinent information or documentation remains confidential, for any purpose whatsoever, directly or indirectly use, disseminate or disclose to any other person, organization or entity Confidential Information or Trade Secrets, except as required to carry out my duties as an employee of the Company, and except as expressly authorized by the CEO or highest executive officer of the Company. I understand that nothing in this Agreement is intended to prohibit me from discussing with other employees, or with third parties who are not future employers or competitors of the Company, wages, hours, or other terms and conditions of employment.

4.	Return of Materials Upon Termination of Employment

Immediately upon the termination of my employment with the Company for any reason, or at any time the Company so requests, I will return to the Company:

a.any originals and all copies of all files, notes, documents, slides (including transparencies), computer disks, printouts, reports, lists of the Company's clients or leads or referrals to prospective clients, and other media or property in my possession or control which contain or pertain to Confidential Information or Trade Secrets; and

b.all property of the Company, including, but not limited to, supplies, keys, access devices, books, identification cards, computers, telephones and other equipment.

I agree that upon my completion of the obligations set forth in this Section 4, paragraphs a. & b. above and if requested by the Company, I will execute a statement declaring that I have retained no property of the Company or materials containing Confidential Information nor have I supplied the same to any person, except as required to carry out my duties as an employee of the Company. A receipt signed by a Human Resources officer of the Company itemizing the returned property is necessary to demonstrate that I have returned all such property to the Company.

5.	Assignment of Rights to Intellectual Property; Ownership of Copyrightable Works

a.I hereby assign, and agree to assign, to the Company all my present and future right, title and interest in and to any Intellectual Property conceived, discovered, reduced to practice and/or made by me during the period of time that I am employed by the Company (whether before, on or after the date of this Agreement), whether such Intellectual Property was conceived, discovered and/or reduced to practice and/or made by me solely or jointly with others, on or off the premises of the Company's business, or during or after working hours, if such Intellectual Property: (i) was conceived, discovered, reduced to practice and/or made with the Company's facilities, equipment, supplies, trade secrets; or (ii) relates to the Company's current, potential or anticipated business activities, work or research; or (iii) results from work done or to be done by me or under my direction, alone or jointly, for the Company. I further acknowledge and agree that such Intellectual Property as referred to herein belongs to the Company and that the Company may keep such Intellectual Property and/or processes pertaining thereto, whether patented or copyrighted or not, as trade secrets and make all decisions regarding whether and how to use such Intellectual Property and/or processes. I further agree not to use or seek any commercial exploitation of or otherwise use any Intellectual Property required to be assigned under this Agreement for personal use.

b.I acknowledge, agree, and intend that all Copyrightable Works I create during the period of time that I am employed by the Company (whether before, on or after the date of this Agreement) and within the scope of my employment shall be considered to be “works made for hire” as defined under the U.S. Copyright Act, 17 U.S.C. §§ 101 et seq. I also acknowledge, agree, and intend that the Company will be deemed the author of all such works made for hire and the owner of all of the rights comprised in the copyright of such works.

c.I agree I will (i) promptly disclose such Intellectual Property and Copyrightable Works to the Company; (ii) assign to the Company, without additional compensation, the entire rights to Intellectual Property and Copyrightable Works for the United States and all foreign countries; (iii)

execute assignments and all other papers and do all acts necessary to carry out the above, including enabling the Company to file and prosecute applications for, acquire, ascertain and enforce in all countries, letters patent, trademark registrations and/or copyrights covering or otherwise relating to Intellectual Property and Copyrightable Works and to enable the Company to protect its proprietary interests therein; and (iv) give testimony in any action or proceeding to enforce rights in the Intellectual Property and Copyrightable Works.

d.I understand and agree that: (i) no license or conveyance of any rights or warranty to me is granted or implied by the Company furnishing or disclosing any Intellectual Property or Copyrightable Works to me; and (ii) the Company shall retain whatever ownership and other proprietary rights it otherwise has in all Intellectual Property and Copyrightable Works.

6.	Miscellaneous

a.Compliance. Both during my employment with the Company and after the termination thereof for any reason, I agree to provide the Company with such information relating to my treatment of Confidential Information or my work assignments for the Company or others, as the Company may from time to time reasonably request in order to determine my compliance with this Agreement. I hereby specifically authorize the Company to contact my future employers to determine my compliance with this Agreement or to communicate the contents of this Agreement to such employers.

b.Disclosure of Agreement. I hereby specifically authorize the Company to, in its sole discretion, and without further permission from me, furnish copies of this Agreement to any client or potential client of the Company and indicate that I have entered into this Agreement with the intention that the Company and each of its clients may rely upon my compliance with this Agreement.

c.Equitable Relief. In recognition of the fact that irreparable injury will result to the Company in the event of a breach of my obligations under this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefore, I acknowledge, consent and agree that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to (a) specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by me and persons acting for or in connection with me, and (b) recovery of all reasonable sums and costs, including attorneys' fees, incurred by the Company in seeking to enforce the provisions of this Agreement.

d.Severability. The parties agree they have attempted to limit the scope of the post-employment restrictions contained herein to the extent necessary to protect the Company's Confidential Information and Trade Secrets, client relationships and good will. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable laws and public policies. I agree that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any particular portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such invalid portion, and reformed to the extent necessary to make it valid and enforceable. Such amendment and reformation shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

e.Other Agreements Survive. I understand that my obligations under this Agreement shall be independent of and in addition to other agreements, if any, binding me which relate to confidentiality or my business activities during and/or subsequent to my employment by the Company.

f.Employment At-Will. I understand that this Agreement does not constitute a contract of employment and does not promise or imply that my employment will continue for any period of time. Employment with Company is “at-will,” and may be terminated either by me or the Company at any time, with or without cause, and with or without notice.

g.Binding Effect; Assignment. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be re-executed at the time of such transfer. Further, the rights of the Company hereunder may be assigned, without my consent, at any time, to any successor in interest of the Company, or any portion thereof, by reason of merger, consolidation, sale, lease or other disposition of any or all of the assets or stock of the Company.

h.Governing Law; Choice of Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed herein, without regard to its conflict of laws provisions. The parties being desirous of having any disputes resolved in a forum having a substantial body of law and experience with the matters contained herein, the parties agree that any action or proceeding with respect to this Agreement and my employment shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and the parties agree to the jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum. I recognize that, should any dispute or controversy arising from or relating to this agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information or Trade Secrets may be jeopardized. Consequently, I agree that all issues of fact shall be severed for trial without a jury.

i.Non-Waiver. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power, or privilege under this Agreement or under law shall not constitute a waiver of any other right, power, or privilege, nor of the same right, power, or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either me, if I am seeking to waive any of my rights under this Agreement, or by the CEO or highest executive officer of the Company, if the Company is seeking to waive any of its rights under this Agreement.

j.Modification. No modification of this Agreement shall be valid unless made in a writing signed by both parties hereto, wherein specific reference is made to this Agreement.

k.Headings. The titles, captions and headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.

Signed and agreed to by:

/s/ Vanessa Wittman____________________        ______________9/10/08__________
EMPLOYEE (signature)                         DATE

Vanessa Wittman_______________________
EMPLOYEE (print name)

SCHEDULE 1

Definitions

1.    “Confidential Information and Trade Secrets” shall consist of and include:

i.
    financial and business information relating to the Company, such as information     with respect to costs, commissions, fees, profits, sales, markets, mailing lists, strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas;

ii.
    product and technical information relating to the Company, such as product formulations, new and innovative product ideas, methods, procedures, devices, machines, equipment, data processing programs, software, software codes, computer models, and research and development projects;

iii.
    client information, such as the identity of the Company's clients, the names of representatives of the Company's clients responsible for entering into contracts with the Company, the amounts paid by such clients to the Company, specific client needs and requirements, specific client risk characteristics, policy     expiration dates, policy terms and conditions, information regarding the markets or sources with which insurance is placed, and leads and referrals to prospective     clients;

iv.	personnel information, such as the identity and number of the Company's other employees, their salaries, bonuses, benefits, skills, qualifications, and abilities.

v.
    any and all information in whatever form relating to any client or prospective client of the Company, including but not limited to, its business, employees, operations, systems, assets, liabilities, finances, products, and marketing, selling and operating practices;

vi.
    any information not included in (i) or (ii) above which I know or should know is subject to a restriction on disclosure or which I know or should know is considered by the Company or the Company's clients or prospective clients to be confidential, sensitive, proprietary or a trade secret or is not readily available to the public;

vii.	Intellectual Property (as defined below); and

viii.	Copyrightable Works (as defined below).

Confidential Information and Trade Secrets are not generally known or available to the general public, but have been developed, compiled or acquired by the Company at its great effort and expense. Confidential Information and Trade Secrets can be in any form: oral, written or machine readable, including electronic files.

2.
“Intellectual Property” shall include, but not be limited to, all inventions, designs, specifications, formulations, products, discoveries, articles, reports, models (computer or otherwise), processes, methods, frameworks, methods of analysis, systems, techniques, trademarks, service marks, names, trade secrets, concepts and ideas, the expressions of all concepts and ideas, creations, work product or contributions thereto, computer programs, software, data processing systems, improvements, and all modifications and developments with respect to the foregoing, and know-how related thereto, whether or not any such Intellectual Property is eligible for patent, trademark, copyright, trade secret or other legal protection, and regardless of whether containing or constituting Confidential Information or Trade Secrets as defined in Section a hereof.

3.
“Copyrightable Works” means any Intellectual Property subject to copyright protection as defined by the U.S. Copyright Act, 17 U.S.C. § 102 including, but not limited to, catalogs, directories, factual, reference or instructional works, literary and dramatic works, pictorial, musical and graphic works, motion pictures and other audiovisual works, sound recordings, architectural works and compilations of data, computer data bases and computer programs.